FOR IMMEDIATE RELEASE

AMERICAN TECHNOLOGY CORPORATION

NAMES JAMES T. TAYLOR III

VICE PRESIDENT & GENERAL COUNSEL

Former Director with Sony Electronic's

Law Department to Lead ATC's Legal Affairs

SAN DIEGO, CA, April 17, 2006 -- American Technology Corporation (ATC) (NASDAQ: ATCO), a leading innovator of directed sound products and solutions, today announced the appointment of James T. Taylor III as its vice president, general counsel and secretary.

Taylor comes to ATC after having served as a senior legal counsel for Sony Electronics where he was their lead attorney responsible for directing corporate legal matters for three business units with marketing, sales, logistics, and operations functions. Prior to working for Sony, Taylor served as senior staff counsel for Gateway where he was primary legal counsel to three P & L product groups with combined sales in excess of $500 million. Earlier, Taylor was general counsel for Titan Wireless where he negotiated international and domestic agreements including foreign government sales. Taylor began his legal career as an attorney advisor for the Federal Communications Commission's international bureau working with government and private industry engineers.

Taylor served as a lieutenant in the U.S. Navy in aviation, surface ship, and public relations positions. Taylor has a Bachelor's Degree in Economics from the University of Maryland College Park and a J.D. from the California Western School of Law. He is a member of the State Bar of California and of the American Corporate Counsel Association.

"JT brings us extensive business and legal experience to help us grow our business more rapidly and effectively," said John Zavoli, ATC's president and chief operating officer. "JT will be heading all our legal affairs with emphasis on domestic and international commercial, government, and military negotiations and agreements, intellectual property filings and enforcement, SEC reporting, and corporate governance."

Commenting on his new positions with ATC, Taylor said, "I am excited to be working with John and other members of ATC's management team in this dynamic time in the company's history. I appreciate the challenge and tremendous opportunity we have in Shaping the Future of Sound® and look forward to using my experience to foster business growth."

About American Technology Corporation

American Technology Corporation is Shaping the Future of Sound® through its proprietary directed sound products and technologies which include: the award-winning HSS® (HyperSonic® Sound technology); LRAD™ (Long Range Acoustic Device) products family; NeoPlanar® products family, Sound Vector™ technology, and others. The Company is establishing a strong portfolio of patents, trademarks, and intellectual property including over 320 U.S. and foreign patents and pending patent applications to date. For more information on the company and its technologies and products please visit our web site at www.atcsd.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to, the performance of our management team, market acceptance of our directed sound technologies and products, entry of competitors, the possibility our intellectual property protections will not prevent others from marketing products similar to or competitive with our products, potential technical or manufacturing difficulties that could delay product deliveries or increase warranty costs, and other risks identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the "Risk Factors" section of the company's Form 10-K for the year ended September 30, 2005. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

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FOR FURTHER INFORMATION CONTACT:

Investor Relations: Media Inquiries:

Robert Putnam Don Mathias

(858) 676-0519 (949) 855-4520

robert@atcsd.com dwmath@aol.com